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Sent via Email
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Memo           CB Richard Ellis, Inc.
               200 North Sepulveda Boulevard
               Suite 300
               El Segundo, CA 90245-4380



Date:          February 21, 2001
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To:            All CBRE Employees
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From:          Stan Anderson and Paul Leach, as Members of the
               Special Committee
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On January 24, 2001, we indicated that we expected to be prepared by the
February Board Meeting to make a report to the full Board with respect to the Special Committee's activities and the action, if any, that the Committee had taken or recommended with respect to a possible transaction. However, we have not yet completed our deliberations and were not in a position by yesterday's meeting to take any action or make any recommendation to the Board. We will promptly inform you when we take any action or make any recommendation to the Board.